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EURAMAX INTERNATIONAL, INC. ANNOUNCES A
TENDER OFFER FOR SENIOR SUBORDINATED NOTES

Norcross, Georgia (July 10, 2003)—Euramax International, Inc. Announces a Tender Offer for Senior Subordinated Notes. Today, Euramax International, Inc. commenced a cash tender offer for any and all of the 11 1/4% Senior Subordinated Notes due 2006 (the "Notes") of Euramax International Limited, Euramax European Holdings Limited, and Euramax European Holdings B.V. In conjunction with the tender offer, consents are being solicited from noteholders to effect certain amendments to the indenture governing the Notes.

Upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated July 10, 2003 and the related Consent and Letter of Transmittal (together, the "Tender Offer Documents"), Euramax International, Inc. is offering to purchase any and all of the outstanding Notes tendered for a price equal to 102% of the principal amount of the Notes (the "Tender Price"). In addition, Euramax International, Inc. will pay a consent payment (the "Consent Payment") equal to 0.75% of the principal amount of the Notes for validly tendered Notes prior to 5:00 p.m., New York City time, on July 24, 2003, unless such date is extended (the "Consent Payment Deadline"). The Tender Price and the Consent Payment together equal what is referred to as the "Total Purchase Price" in the Tender Offer Documents. The Total Purchase Price, plus accrued but unpaid interest to, but not including, the date of payment for the Notes, will be paid in respect of all Notes validly tendered and accepted for purchase pursuant to the tender offer if the noteholder validly tenders such Notes prior to the Consent Payment Deadline. Any holder validly tendering Notes after the Consent Payment Deadline will, if such Notes are accepted for purchase pursuant to the tender offer, receive the Total Purchase Price, plus accrued but unpaid interest to, but not including, the date of payment for the Notes, less the Consent Payment for the Notes so tendered.

The tender offer is scheduled to expire at 5:00 p.m., New York City time, on August 7, 2003, unless extended or earlier terminated (the "Expiration Date").

The tender offer is conditioned on, among other things, the following:

•
receipt by the depositary of valid and unrevoked consents from holders of a majority in outstanding principal amount of the Notes and the receipt by the trustee of a certificate from two of Euramax International, Inc.'s officers certifying that the holders of at least a majority in principal amount of the outstanding Notes have tendered their Notes;

•
the receipt by Euramax International, Inc. before midnight, New York City time, on the Expiration Date of net proceeds from the New Offering (as defined in the Tender Documents) or other available sources of cash, in each case, on terms and conditions satisfactory to Euramax International, Inc., sufficient to purchase the Notes pursuant to the tender offer; and

•
the receipt by Euramax International, Inc. of all consents necessary to permit it to complete the tender offer and a new debt security offering under the terms of its senior secured credit facility.

Requests for Tender Offer Documents may be directed to D.F. King & Co., Inc., as information agent for the tender offer, at 48 Wall Street, 22 Floor, New York, New York 10005. The information agent may be telephoned toll-free at (800) 431-9643 or at (212) 269-5550.

In connection with the tender offer, UBS Securities LLC is the Sole Lead Dealer Manager and Solicitation Agent and Banc of America Securities LLC is the Co-Manager.

Questions regarding the tender offer and consent solicitation may be directed to the Sole Lead Dealer Manager, Attention: Kevin Reynolds, at UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, telephone number (203) 719-4210 (call collect).

Euramax International, Inc. is a leading international producer of aluminum, steel, vinyl and fiberglass products for original equipment manufacturers, distributors, contractors and home centers in North America and Western Europe.

Note regarding forward looking statements: Statements made by Euramax International, Inc. which are not historical facts are forward looking statements that involve risks and uncertainties. Statements including the words "anticipate", "expect", "project", "foresee", "believe", and "feel", also indicate forward looking statements that involve risks and uncertainties. Actual results could differ materially from those expressed or implied in forward looking statements. Important factors that could cause financial performance to differ materially from past results and from those expressed or implied in this press release include, without limitation, the risks of doing business in multiple jurisdictions, impact of environmental regulations, dependence on key personnel, risks of business acquisitions, availability of financing, competition, ability to manage growth, loss of customers, the price and availability of raw materials, and a variety of other factors. For further information on these and other risks, see the "Risk Factors" section of the Company's Report on Form 10-K for the year ended December 27, 2002.

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EURAMAX INTERNATIONAL, INC. ANNOUNCES A TENDER OFFER FOR SENIOR SUBORDINATED NOTES